                                                                   EXHIBIT 10.13

                                 BRAELAN CORP.

                    AMENDED AND RESTATED STOCK OPTION PLAN

                        AMENDED AS OF DECEMBER 30, 1994


SECTION 1.  Purposes; Definitions.

     The purpose of the Braelan Corp. Amended and Restated Stock Option Plan (the "Plan") is to enable Braelan Corp. (the "Company") (i) to attract and reward key management employees and directors of the Company and its Subsidiaries and (ii) to strengthen the mutuality of interests between such key management employees and directors and the Company's stockholders.

     For purposes of the Plan, the following terms shall be defined as set forth below:

     a.   "Board" means the Board of Directors of the Company.
           -----

     b.   "Cause" means an optionee's insubordination, misconduct, dishonesty or
           -----
          gross negligence in the performance of his duties which has a material adverse impact on the business or reputation of the Company or its Subsidiaries.

     c.   "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
          to time, and any successor thereto.

     d.   "Committee" means the Committee referred to in Section 2 of the Plan.
           ---------
          If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

     e.   "Company" means Braelan Corp., a corporation organized under the laws
           -------
          of the State of Delaware, or any successor corporation.

     f.   "Disability" means disability as determined under procedures
           ----------
          established under the Dan River Inc. Group Long Term Disability Insurance Plan, or any successor disability plan.

     g.   "Early Retirement" means retirement from active employment with the
           ----------------
          Company and any Subsidiary after attaining age 62 and before attaining age 65; but only if approved by the Committee for purposes of this Plan.

     h.   "Executive Holder" means Joseph L. Lanier, Jr.
           ----------------

     i.   "Normal Retirement" means retirement from active employment with the
           -----------------
          Company and any Subsidiary on or after attainment of age 65.

     j.   "Outstanding Common Stock" means the Class A Voting Common Stock, $.01
           ------------------------
          par value per share, and the Class B Nonvoting Common Stock, $.01 par value per share.

     k.   "Plan" means this Braelan Corp. Amended and Restated Stock Option
           ----
          Plan, as hereafter amended from time to  time

     l.   "Retirement" means Normal or Early Retirement.
           ----------

     m.   "Stockholder Agreement" means the Restricted Transfer Agreement, dated
           ---------------------
          September 3, 1991, among the Company and its then existing stockholders.

     n.   "Stock" means the Class A Voting Common Stock, $.01 par value per
           -----
          share, of the Company.

     o.   "Stock Option" or "Option" means any option to purchase shares of
           ------------      ------
          Stock granted pursuant to Section 5 below.

     p.   "Subsidiary" means any corporation (other than the Company) in an
           ----------
          unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     q.   "Voting Agreement" means that certain agreement of the same name
           ----------------
          entered into between the Company and certain of its stockholders as of September 3, 1991, as the same may be amended from time to time

     SECTION 2.  Administration.

     (a) The Plan shall be administered by the Compensation Committee of the Board.

     (b) The Committee shall have full authority to grant Stock Options pursuant to the terms of the Plan to directors, officers and other key management employees eligible under Section 4. In particular, the Committee shall have the authority:

     (i) to select the individuals to whom Stock Options may from time to time be granted hereunder;

     (ii) to determine the number of shares to be covered by each such Stock Option granted hereunder and a vesting schedule, if considered appropriate by the Committee, with respect to each such Option; and

    (iii) to determine whether and under what circumstances a Stock Option may be settled in cash instead of Stock.

     (c) The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Stock Option issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

     (d) All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall, absent manifest error or abuse of discretion, be final and binding on all persons, including the Company and Plan participants.

     SECTION 3.  Stock Subject to Plan.

     (a) With respect to Stock Options granted prior to December 30, 1994, the total number of shares of Stock available for distribution under the Plan shall be 3,000 shares. The Executive Holder shall contribute the Stock (the "Executive Holder Stock") issued upon exercise of the Option, and the exercise of the Option shall constitute the exercise of a right to acquire shares of Stock from the Executive Holder and not the Company.

     (b) With respect to Stock Options granted on or after December 30, 1994 (except as provided in Section 3.(c) below), the Company shall contribute the Stock issued upon exercise of the Option from the authorized but unissued Stock of the Company (the "Reserved Stock").

     (c) If any Options granted hereunder shall expire or terminate without having been exercised or otherwise settled, the shares of Stock subject to such Options shall again be available for distribution in connection with future Options granted under the Plan. Options replacing Options granted pursuant to
Section 3.(a) above shall, upon exercise, be settled with Executive Holder Stock, and Options replacing Options granted pursuant to Section 3.(b) above shall be settled with Reserved Stock.

     (d) In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, Stock split or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan and in the number and option price of shares subject to outstanding Options granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion.

     SECTION 4.  Eligibility.

     Directors, officers and other key management employees of the Company and its Subsidiaries who, in the judgment of the Committee in its absolute discretion, are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its Subsidiaries are eligible to be granted Options under the Plan.

     SECTION 5.  Stock Options.

     Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

     (a)  Option Prices. The option price per share of Stock purchasable under a
          -------------
Stock Option shall be as established in the discretion of the Committee.

     (b)  Option Term.  The term of each Stock Option shall be fixed by the
          -----------
Committee at the time of grant, but no Stock Option shall be exercisable after the later of (i) ten years and one day after the date the Option is granted, or
(ii) December 31, 2001.

     (c)  Exercisability.  Stock Options shall be exercisable at such time or
          --------------
times and subject to such terms and conditions as shall be determined by the Committee at or after grant If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine in its sole discretion.

     (d)  Method of Exercise.  Stock Options may be exercised in accordance with
          ------------------
Section 5(c) above by giving written notice of exercise to the Company specifying the number of shares to be purchased.

     Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other instrument as the Committee may accept in its sole discretion.

     No shares of Stock shall be issued until full payment therefor has been made. No optionee shall have any rights as a stockholder with respect to shares subject to the Option until such shares have been issued and delivered by the Company.

     (e)  Non-Transferability of Options.  Unless approved by the Committee in
          ------------------------------
its sole discretion, no Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and during the optionee's lifetime, all Stock Options shall be exercisable only by the optionee.

     (f)  Termination by Death.  Subject to Section 5(c), if an optionee's
          --------------------
employment by the Company and any Subsidiary terminates by reason of death, any Stock Option held by such optionee may be exercised, to the extent such Option was vested at the time of death, until the later of (i) 6 months after the optionee's death, or (ii) the earliest permissible exercise date set forth in the Option , but in any event no later than the expiration of the stated term of the Option, by the legal representative of the estate or by the legatee of the optionee.

     (g)  Termination by Reason of DisabilitY.  Subject to Section 5(c), if an
          -----------------------------------
optionee's employment by the Company and any Subsidiary terminates by reason of Disability, any Stock Option held by such optionee may be exercised by the optionee, to the extent it was vested at the time of termination, until the later of (i) 6 months from the date of such termination of employment or (ii) the earliest permissible exercise date set forth in the Option , but in any event, no later than the expiration of the stated term of such Stock Option; provided, however, that, if the optionee dies within such period, any vested but unexercised Stock Option held by such optionee at the time of death may be exercised by the legal representative of the estate or by the legatee of the optionee within the time period set forth in this subparagraph (g).

     (h)  Termination by Reason of Retirement.  Subject to Section 5(c), if an
          -----------------------------------
optionee's employment by the Company and any Subsidiary terminates by reason of Normal or Early Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was vested at the time of such termination, until the later of (i) 6 months from the date of such termination of employment or (ii) the earliest permissible exercise date set forth in the Option , but in any event no later than the expiration of the stated term of such Stock Option; provided, however, that, if the optionee dies within such period, any vested but unexercised Stock Option held by such optionee at the time of death may be exercised by the legal representative of the estate or by the legatee of the optionee within the time period set forth in this subparagraph (h).

     (i)  Other Termination.
          -----------------

     (A) If an optionee voluntarily terminates his employment with the Company or any Subsidiary, or if the Company or any Subsidiary terminates the employment of the optionee for Cause, all unexercised options shall be deemed to be revoked in their entirety (whether or not vested) as of the date of such termination and shall not become exercisable hereunder.

     (B) If the Company or any Subsidiary terminates an optionee's employment without Cause, subject to Section 5(c), any

Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was vested at the time of such termination, until the later of
(i) 6 months from the date of such termination of employment, or (ii) the earliest permitted exercise date set forth in the Option , but in any event no later than the expiration of the stated term of the Stock Option; provided however, that, if the optionee dies within such period, any vested but unexercised Stock Option held by such optionee at the time of death may be exercised by the legal representative of the estate or by the legatee of the optionee within the time period set forth in this subparagraph (i)(B).

     (j)  No Incentive Stock Options.  Anything in the Plan to the contrary
          --------------------------
notwithstanding, no Options granted under this Plan shall be treated as Incentive Stock Options under Section 422A of the Code.

     (k)  Repurchase Provisions.  Subject to the requirements of Rule 16b-3 or
          ---------------------
any other relevant regulation promulgated under the Securities Exchange Act of 1934, or other applicable law, if and to the extent applicable, the Committee may at any time offer to repurchase an Option previously granted for a payment in cash, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.

     SECTION 6.     General Provisions.

     (a) The Committee may require each person purchasing shares pursuant to a Stock Option under the Plan to represent and agree with the Company in writing that the optionee is acquiring the shares for investment and without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restriction on transfer.

     All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, any applicable federal or state securities law, or agreements among the Company and stockholders of the Company, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     (c)  Neither the adoption of the Plan, nor the grant of any

Option shall be deemed to create a contract of employment or confer upon any employee of the Company or any Subsidiary, any right to continued employment with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

     (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any Option under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

     (e) The Plan and all Options granted and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

     SECTION 7.  Certain Restrictions; Committee Discretion.

     Under circumstances set forth in the Stockholder Agreement and the Voting Agreement and as determined by the Committee, shares of Stock issued upon exercise of Stock Options shall be subject to certain restrictions as set forth in the Stockholder Agreement and the Voting Agreement. The Committee, in consultation with its legal advisors, shall administer the Plan so as to comply with the Stockholder Agreement and the Voting Agreement, with other agreements between the Company and its stockholders, with agreements between the Company and its lenders, and with applicable law, including without limitation, federal and state securities laws. The Committee may, in its sole discretion, require as a precondition to the issuance of Stock or the grant of any Stock Option, that participants execute the Stockholder Agreement and the Voting Agreement, irrevocable proxies and any other documents deemed necessary or appropriate by the Committee, consistent with this Section and such agreements. Further, the Committee may, in its sole discretion, choose to substitute another class of common stock (including non-voting common stock) or cash in lieu of the Stock upon exercise of any participant's Stock Option; provided, however, that the stock issued or cash payments made shall be of equivalent value to the Stock at the time the Stock Option is exercised, without taking into consideration any value attributable to voting rights in the stock or future appreciation potential.

     SECTION 8.  Amendments and Termination.

     The Board may, in its absolute discretion, amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuance shall be made which would impair the rights of an optionee under a Stock Option theretofore granted, without the optionee's or participant's consent.

     SECTION 9.  Effective Date of Plan.

     The Plan shall be effective as of September 3, 1991.

     SECTION 10.  Term of Plan.

     No Stock Option shall be granted pursuant to the Plan after December 31, 2000, but Options granted prior to such date may extend beyond that date.

                                 BRAELAN CORP.

                    AMENDED AND RESTATED STOCK OPTION PLAN

                          NON-QUALIFIED STOCK OPTION
                              (NON-TRANSFERABLE)

                        O P T I O N   A G R E E M E N T


    Braelan Corp., a Delaware corporation (the "Company"), pursuant to action of the Board of Directors and in accordance with the Braelan Corp. Amended and Restated Stock Option Plan, as amended as of December 30, 1994 (the "Plan"), hereby grants a non-qualified stock option (the "Option") to _______________ ("Optionee") to purchase from the Company _________ shares of Stock at an Option Price of $120 per share, which Option is subject to all of the terms and conditions set forth in the Plan and in this Option Agreement. This Option is granted effective as of December 30, 1994 ("Option Grant Date").

    (S) 1.  Plan.  The Option granted in this Option Agreement shall be subject
            ----
to all the terms and conditions set forth in the Plan and this Option Agreement and, unless the context requires otherwise, all the terms defined in the Plan shall have the same meaning in this Option Agreement when such terms start with a capital letter. All references to a section in this Option Agreement shall be to a section of this Option Agreement absent any express statement to the contrary elsewhere in this Option Agreement.

    (S) 2.  Status as Non-Qualified Stock Option.  The Company intends that the
            ------------------------------------
exercise of the Option constitutes a taxable event to Optionee for federal income tax purposes and that the Company receive an income tax deduction for federal income tax purposes for the amount that Optionee includes in his income as a result of such exercise. Thus the Company intends that the Option not qualify for any special income tax benefits as an incentive stock option under
(S) 422A of the Code.

    (S) 3.  Vesting.  Optionee's right to purchase shares of Stock subject to
            -------
the Option shall become vested in the percentages set forth in the following schedule, provided Optionee has remained continuously in the employ of the Company or a Subsidiary from the Option Grant Date through the date indicated opposite such percentage:

                                          Percentage of Vested
          Year                                  Interest
          ----                            --------------------

    December 31, 1995                             20%
    December 31, 1996                             40%
    December 31, 1997                             60%
    December 31, 1998                             80%
    December 31, 1999                            100%

    Notwithstanding the foregoing, Options shall become fully (100%) vested (i) as of December 31, 1997 or December 31, 1998, as the case may be, in the event the cumulative Consolidated EBITDA of the Company (as such term is defined in the Indenture dated as of December 15, 1993 between Dan River Inc. and Marine Midland Bank, N.A., as Trustee, in connection with the Dan River Inc. 10 1/8% Senior Subordinated Notes due 2003 [the "Indenture"]) commencing January 1, 1995 and continuing through the end of the Company's 1997 fiscal year equals or exceeds $188 million, or $274 million through the end of the Company's 1998 fiscal year (in each case based on internal growth of the Company), or (ii) on the day after the occurrence of a Change of Control as such term is defined in the Indenture.

Optionee's right to purchase the balance of the shares of Stock subject to the Option shall be revoked automatically on the date he first no longer remains in the employ of either the Company or a Subsidiary if such date comes before his Option is 100% vested, and his Option shall expire on such date to the extent of such revocation.

    (S) 4.  Exercise Condition.  Subject to (S) 6 and (S) 7, Optionee shall have
            ------------------
the right to exercise all or any part of the Option only to the extent that his right to purchase shares of Stock subject to the Option is vested under (S) 3 and only on the "Earliest Exercise Date," which shall be the day after his Option becomes 100% vested as provided herein.

    (S) 5.  Order of Exercise.  The exercise of the Option shall not be affected
            -----------------
by the exercise or non-exercise of any other option under the Plan or any other stock option plan maintained by the Company (without regard to whether such option constitutes an "incentive stock option" within the meaning of (S) 422A of the Code).

    (S) 6.  Term of Option.  The Option in any event shall automatically expire
            --------------
on the first of the following dates to occur:

        (a)  the date the Option is exercised in full,

        (b) December 31, 2001, in which event the Option shall expire to the extent unexercised, or

        (c) the date Optionee's rights with respect to the Option are revoked under (S) 3 or (S) 7, whichever is applicable.

    (S) 7.  Special Rules.
            -------------

            (a)  Termination of Employment. If Optionee's continuous employment
                 -------------------------
by the Company or a Subsidiary is terminated on any date either by Optionee or for Cause by the Company or a Subsidiary, the Optionee's right to exercise the Option shall be revoked automatically (and the Option shall expire) on the date Optionee's employment so terminates. Subject to the limitations contained in (S) 4, if Optionee's continuous employment by the Company or a Subsidiary is terminated without Cause by the Company or a Subsidiary, the Option may be exercised, to the extent vested on the date his employment so terminates, at any time during the 6 consecutive month period immediately following the later of
(i) the date Optionee's continuous employment so terminates, or (ii) the Earliest Exercise Date, and such Option shall be exercisable by Optionee or the person to whom Optionee's rights under the Option pass in accordance with (S)
11. Optionee's right to exercise the Option shall be revoked automatically (and the Option shall expire) on the last day of such 6 consecutive month period. Optionee's leave of absence from the Company or a Subsidiary shall not be treated as a termination of Optionee's continuous employment with the Company or a Subsidiary, provided such leave of absence is approved in writing by the Company or such Subsidiary.

            (b)  Death, Disability or Retirement. Subject to the limitations
                 -------------------------------
contained in (S) 4, if Optionee's continuous employment by the Company or a Subsidiary is terminated on any date by reason of his death, Disability, or Retirement, the Option may be exercised, to the extent vested on the date his employment so terminates, at any time during the 6 consecutive month period immediately following the later of (i) the date Optionee's continuous employment so terminates or (ii) the Earliest Exercise Date, and such Option shall be exercisable by Optionee or the person to whom Optionee's rights under the Option pass in accordance with (S) 11. Optionee's right to exercise the Option shall be revoked automatically (and the Option shall expire) on the last day of such 6 consecutive month period.

    (S) 8.  Method of Exercise of Option.  Optionee may (subject to the terms of
            ----------------------------
this Option Agreement) exercise the Option in whole or in part (before the date this Option expires) only on a normal business day of the Company by (a) delivering this Option Agreement to the Company together with written notice (addressed to the Corporate Secretary) of the exercise of such Option specifying the number of shares with respect to which the Option is exercised and (b) simultaneously paying the Option Price to the Company either in cash, by check or by any other instrument acceptable to the Committee.

    (S) 9.  Settlement.  Upon the exercise (in whole or in part) of the Option
            ----------
in accordance with (S) 8, the Committee shall, in its absolute discretion, transfer either Stock, non-voting stock or other stock of the Company, or cash, or a combination of such

Stock, stock, and cash to Optionee in full settlement of Company's obligation under the Option. If a transfer is made in cash (in lieu of a transfer of a share of Stock), such transfer shall consist of (a) a refund of the Option Price for such share plus (b) such additional amount, if any, as the Committee deems appropriate to reflect the cash equivalent of the Stock for which the Option was exercised. If a transfer is made in shares of stock in the Company other than Stock, the number of such shares transferred shall equal the number which the Committee deems appropriate to reflect the equivalent of the Stock for which the Option was exercised. The delivery of such Stock, stock or cash shall discharge the Company of all of its duties and responsibilities with respect to the exercised portion of the Option.

    (S) 10. Adjustment.  The Committee shall have the right to make such
            ----------
adjustments to the number of shares of Stock subject to the Option and the Option Price as described under (S) 3 of the Plan.

    (S) 11. Nontransferable.  No rights granted under the Option shall be
            ---------------
transferable by Optionee (otherwise than by will or by the applicable laws of descent and distribution) and such rights shall be exercisable during Optionee's lifetime only by Optionee; provided, however, the Committee may approve transfers to the immediate family of an Optionee. To the extent the Option is exercisable after Optionee's death, the personal representative of Optionee's estate or, if applicable, the legatee of Optionee thereafter shall be treated as Optionee under this Option Agreement.

    (S) 12. Not Employment Contract.  Neither the Plan, the Option nor any
            -----------------------
related materials shall give Optionee the right to continue in employment with the Company or a Subsidiary or shall adversely affect the right of the Company or a Subsidiary to terminate Optionee's employment with or without Cause at any time.

    (S) 13. Stockholder Status.  Optionee shall have no rights as a stockholder
            ------------------
with respect to any shares of Stock under the Option until such shares have been duly issued and transferred to Optionee, and no adjustment shall be made for dividends of any kind or description whatsoever or for distributions of other rights of any kind or description whatsoever respecting such Stock except as expressly set forth in the Plan.

    (S) 14. Other Laws.  The Company shall have the right to refuse to issue or
            ----------
transfer any Stock or make any cash payment under the Option if the Company determines that the issuance or transfer of such Stock might violate any applicable law or regulation, and any payment tendered in such event to exercise the Option shall be promptly refunded to Optionee.

    (S) 15. Securities Registration.  Optionee may be requested by the Company
            -----------------------
to represent that he intends to hold any shares of Stock received upon the exercise of the Option for personal investment and not for purposes of resale or distribution to the public and Optionee shall, if so requested by the Company, deliver a certified statement to that effect to the Company as a condition to the transfer of such Stock to Optionee.

    (S) 16. Agreement.  Optionee may, at the discretion of the Committee, be
            ---------
required, as a condition to the exercise of the Option, to execute the Stockholder Agreement, the Voting Agreement, an irrevocable proxy and such other documents or agreements deemed necessary or appropriate by the Committee.

    (S) 17. Tax Withholding.  The Company may withhold from any payment
            ---------------
otherwise due Optionee (whether or not such payment is made pursuant to the Option) or take such other action as the Company deems necessary to satisfy any income or other tax withholding requirements as a result of the exercise of the Option.

    (S) 18. Governing Law.  The Option and this Option Agreement shall be
            -------------
governed by the laws of the State of Delaware.

    (S) 19. Modification, Amendment, and Cancellation.  The Company shall have
            -----------------------------------------
the right unilaterally to modify, amend or cancel the Option in accordance with
(S) 8 of the Plan.


                                             BRAELAN CORP.



                                             By:____________________________
                                                Joseph L. Lanier, Jr.

                                             Title:  Chairman
                                                   -------------------------